Exhibit 1.1

AMENDMENT NO. 1 TO

SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Amendment”), dated as of November 17, 2010, is entered into among AmericanWest Bancorporation, a Washington corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the “Borrower”) and SKBHC Hawks Nest Acquisition Corp., as lender (the “Lender”).

RECITALS

WHEREAS, the Borrower and the Lender entered into that certain Superpriority Debtor-in-Possession Credit Agreement, dated as of October 28, 2010 (the “Credit Agreement”);

WHEREAS, the (i) Borrower has requested that the Lender agree, subject to the conditions and on the terms set forth in this Amendment, to amend certain provisions of the Credit Agreement as set forth herein and (ii) Lender is willing to amend the Credit Agreement, subject to the conditions and on the terms set forth below.

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.

1.1 Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition therein in the appropriate alphabetical order:

“Sale Hearing”: the sale hearing to take place on December 9, 2010.

1.2 The definition of “Applicable Rate” is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Applicable Rate”: 9.00% per annum; provided that if the Scheduled Maturity is extended to December 27, 2010, 10.0% per annum for the period from December 13, 2010 through December 27, 2010 only if the Lender is not chosen as the Successful Bidder (used herein as that term is defined in the Motion for Orders Pursuant to 11 U.S.C. §§ 105(A), 363(B), and 365; Fed. R. Bankr. P. 2002, 6004, 6006, and 9014; and L.B.R. 6004-1 (I) Approving (A) Bidding Procedures and (B) the Form and Manner of Notice of (I) the Sale of Certain Assets and (II) the Assumption and Assignment of Certain Executory Contracts, and Granting Related Relief; (II) Authorizing and Approving (A) the Sale of Certain Assets and (B) the Assumption and Assignment of Certain Executory Contracts; and (III) Waiving the 14-Day Stay of Fed. R. Bankr. P. 6004(H) and 6006(D) (Docket No. 2)) by the Borrower and not approved by Bankruptcy Court at the Sale Hearing.

1.3 The definition of “Commitment Period” is hereby amended by deleting the reference to “November 15, 2010” set forth therein and replacing it with “November 22, 2010”.

1.4 The definition of “Scheduled Maturity Date” is hereby amended by:

(a) deleting the reference to “December 12, 2010” set forth therein and replacing it with “December 13, 2010”;

(b) deleting the reference to “no less than 10 days prior to the then applicable Scheduled Maturity Date” and replacing it with “no later than December 9, 2010”; and

(c) inserting the following proviso immediately before the period set forth in clause (c) thereof:

“; provided that the Borrower shall not be required to pay such fee to the Lender to the extent that the Lender is chosen as the Successful Bidder by the Borrower and approved by Bankruptcy Court at the Sale Hearing”.

1.5 Section 2.9(a) of the Credit Agreement is hereby amended by deleting clause (b) of the definition of “Carve-Out” set forth therein and replacing it with the following:

“(b) unpaid and allowed fees and expenses of professional persons, retained by the Borrower, any Creditors’ Committee, or counsel for Wilmington Trust Company and U.S. Bank National Association (as counsel for the indenture trustees in the Case) (collectively, the “Professionals”), in each case, incurred on and prior to delivery of a Carve-Out Trigger Notice and”.

1.6 Section 4.1 of the Credit Agreement is hereby amended by inserting the following proviso immediately before the period set forth in clause (b) thereof:

“; provided that such fees and expenses may be paid directly out of the proceeds of the Loan”.

SECTION 2. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which all of the following conditions have been satisfied: (a) the Lender shall have received counterparts of this Amendment executed by the Borrower and the Lender, (b) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct on and as of the date hereof as if made on and as of the date hereof, and (c) as of the date hereof, no Default or Event of Default has occurred and is continuing.

SECTION 3. Representations and Warranties. The Borrower represents and warrants as follows: (a) the Borrower has the power and authority, and the legal right, to make, deliver and perform this Amendment, (b) the Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of the Borrower, (d) each of this Amendment and the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) the execution, delivery and performance of this Amendment will not violate any Requirement of Law or any Contractual

Obligations of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), (f) each of the representations and warranties made by the Borrower in or pursuant to any Loan Documents is true and correct on and as of the date hereof as if made on and as of the date hereof, and (g) as of the date hereof, no Default or Event of Default has occurred and is continuing.

SECTION 4. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, and to the extent applicable, the Bankruptcy Code.

SECTION 5. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6. Continuing Effectiveness. Except as modified by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects and this Amendment shall be a Loan Document for all purposes, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement” and phrases of similar import, shall in all instances be references to, and continue to refer to, October 28, 2010, and not the date of this Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of any of the Lender except as expressly stated herein.

SECTION 7. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 9. Successors and Assigns. This provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERICANWEST BANCORPORATION

By:	/s/ Jay B. Simmons
Name:	Jay B. Simmons
Title:	Executive Vice President & General Counsel

LENDER:

SKBHC HAWKS NEST ACQUISITION CORP.

By:	/s/ Scott A. Kisting
	Name:	Scott A. Kisting
	Title:	President & Chief Executive Officer